Exhibit 99.1
For more information, contact:
Ronald L. Smith
Chief Financial Officer
(336) 316-5545
Unifi Increases Guidance for First Fiscal Quarter
     GREENSBORO, N.C. — September 17, 2009 — Unifi, Inc. (NYSE:UFI) today announced that it is raising the Company’s Adjusted EBITDA guidance for the quarter ended September 27, 2009 to a range of $13 million to $14 million. These results represent a significant improvement over the previous guidance of $9 to $11 million given on its annual earnings call (the “Earnings Call”) on July 29, 2009 (a description of Adjusted EBITDA is included below).
     “The revised guidance reflects improving volume trends in the current quarter, both domestically and in Brazil,” said Bill Jasper, Chief Executive Officer and President for Unifi. “Business conditions in our key segments have been better than anticipated, resulting in improved demand levels across the supply chain. The increase in the guidance reflects the incremental benefit of better capacity utilization on our profitability.”
     Due to the continuing global economic uncertainty, the Company is leaving the annual forecast of Adjusted EBITDA for the 2010 fiscal year unchanged at $40 million to $50 million. However, with the improvements already realized in the quarter and the positive momentum we are seeing, it is anticipated the Company’s annual results will be in the higher-end of the range.
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Unifi Increases Guidance for First Fiscal Quarter — page 2
     Adjusted EBITDA represents pre-tax income before interest expense, depreciation and amortization expense and loss or income from discontinued operations, adjusted to exclude restructuring charges and recoveries, SG&A severance charges, equity in earnings and losses of unconsolidated affiliates, write down of long-lived assets and unconsolidated affiliates, non-cash compensation expense net of distributions, gains and losses on sales of property, plant and equipment, hedging gains and losses, deposit write offs, asset consolidation and optimization expense, goodwill impairment, gain on extinguishment of debt, and Kinston shutdown costs. The Company presents Adjusted EBITDA as a supplemental measure of its performance and ability to service debt. The Company also presents Adjusted EBITDA because it believes such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and in measuring the ability of “high-yield” issuers to meet debt service obligations. It is not practical to provide a reconciliation of the Company’s 2010 first fiscal quarter or 2010 fiscal year forecasted Adjusted EBITDA to the most directly comparable GAAP measure, pre-tax income, because certain items cannot be reasonably estimated or predicted at this time.
     Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: AIO® — all-in-one performance yarns, SORBTEK®, A.M.Y.®, MYNX® UV, REPREVE®, REFLEXX®, MICROVISTA® and SATURA®. Unifi’s yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit www.unifi.com, or to learn more about REPREVE®, visit www.repreve.com.
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Unifi Increases Guidance for First Fiscal Quarter — page 3
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
     Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.
     Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, the success of our subsidiaries, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.
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